Plastinum Polymer Technologies Corp.

245 Park Avenue, 39th Floor
New York, NY 10167
Phone: 212-792-4030

Jacques Mot
Chief Executive Officer

Interview conducted by:
Lynn Fosse, Senior Editor
CEOCFOinterviews.com
Published – September 14, 2007

Company Profile:

Plastinum Polymer Technologies Corp., listed on The OTC Bulletin Board® (OTCBB) (ticker symbol "PLNU"), owns the patent rights associated with a technology through which multiple immiscible thermoplastics can be blended.

Plastinum's mission is to commercialize the technology through applications in the virgin plastic markets (polymer alloys) and the plastic recycling sector (i.e. recycling of mixed plastic streams from obsolete electronic equipment, car shredder residue).

The company owns and develops patented and proprietary plastic processing technology, whereby various kinds of immiscible thermoplastics fuse through mechano-chemical commotion. The uniqueness of this blending technology stems from its potential cost-effective applications in many fields of the plastic industry from the recycling of mixed plastic waste streams to the creation of new thermo plastic compounds.

BLENDYMER is Plastinum's proprietary polymer processing technology which uniquely enables complete fusion, through mechano-chemical processing, of previously incompatible polymers.

Focusing on the current WEEE (Waste Electrical and Electronic Equipment) EU legislation the company has specifically targeted the mixed plastic scrap sector for the launch of its first commercial-size plants. Currently in this sector, a very small percentage of plastics are being recycled, 90% is being exported to countries in the developing world. Current plastic recycling technologies rely on sorting and separating the different plastics by type of polymer prior to recycling. This whole process is incomplete and expensive; a high percentage of what remains plastic is dumped in landfills or incinerated with troublesome ecological implications.

The company believes that its one-of-a-kind fusion technology can be of great value in particular in this sector, since it can treat various types of plastic scrap, and it does not require separation. More importantly, the process is environmentally friendly and can be undertaken on economically viable terms.

CEOCFO: Mr. Mot, what is your vision as CEO and how do you get there?
Mr. Mot:“My vision for the company is to develop a recycling plant in Europe in the Netherlands, and at the same time one in California to take care of recycling for electronic and electrical equipment waste, what we call in Europe WEEE (Waste Electrical and Electronic Equipment) legislation.”

CEOCFO: What does Plastinium have that enables you to do this?
Mr. Mot:“The big issue with recycling electronic equipment is the fact that plastics, which is about 25-30% of the product is not completely recyclable with today’s known technologies. It is also the only material within the waste stream that is not being recycled. The mixed plastic waste stream is a very complex stream of material that consist of up to 10 different types of (mainly incompatible) thermoplastics, conventional separation technology are maybe effective for 30% of these streams, while Plastinum’s process is up to 95% effective. Conventional recyclers that depend on separation, need stable clean individual polymer streams in order to process an acceptable commercial product, these processing systems are not tolerant. Plastinum’s system however takes the stream as a whole and can accept variation in the stream, as long as it is thermo plastic, this is a major advantage to the WEEE processors too as they will now be able to recycle the complete WEEE stream, instead of having to export or landfill.”

CEOCFO: Why have you chosen to work on electrical equipment as opposed to some other form of plastics?
Mr. Mot:“Our first trials were with waste were from Hewlett Packard, with very positive results. The other motivation is the WEEE and US legislation, which is creating an overwhelming stream of material for us to process! It is a very large market with no direct solution."

CEOCFO: Please tell us about the two plants you are working on?
Mr. Mot: “Both of the plants have a capacity of 12½ thousand tons. They will both be equipped with five of our proprietary technology driven machines. Every machine has the capacity to process two-and-a-half thousand tons of waste on a yearly basis. The plants will be equipped with unique pretreatment systems, in order to separate non-plastic impurities like copper, circuit board, glass and wood. (On average with the WEEE recyclers, their mixed plastic stream is contaminated with 15% to 25% of non-plastics). At that moment the mixed plastic stream is processed by the BLENDYMER350™. BLENDYMER350™ is Plastinum's industrial capacity processing machine, with a capacity of 2 ½ tons annually.”

CEOCFO: How do you get what you are going to recycle?
Mr. Mot: “basically we take the shredder residue from the electronic waste processors, as they should no longer export or landfill for legal and ethical reasons”

CEOCFO: Is it just leftover parts?
Mr. Mot: “It is the shredder residue, which is the end of the line product, this consists of 85% mixed plastic, the remaining is copper, circuit board, glass and wood.”

CEOCFO: How are they currently disposing of electronic products?
Mr. Mot: “Where collecting and recycling programs exist, approximately 70% of the waste is being disposed of in an environmentally responsible way, i.e. metal recycling; however 30%, the shredder residue (the contaminated mixed plastic) fraction is being exported to Asia. But you have to realize that most of the material collected is being exported as a whole, to developing countries”

CEOCFO: Are companies required to look for solutions?
Mr. Mot: “In Europe, for example, it has become a law. In the US, it is a bit different because it depends on state-to-state legislation; California is one of the first to become very much concerned about this issue. No one really wants to have their products dumped somewhere and being dangerous to the environment and to peoples’ lives.”

CEOCFO: How do you reach your potential customer and whom are you targeting first?
Mr. Mot: “The potential customers are plastic end product manufacturers. We are targeting OEM within the electronics casing industry.”

CEOCFO: How cost effective is it compared to method currently in use?
Mr. Mot: “Highly cost effective compared to any of the other partial solutions.”

CEOCFO: Is this proprietary technology?
Mr. Mot: “Absolutely, protected IP!”

CEOCFO: Are there any competing technologies?
Mr. Mot: “There is not a competing technology when it comes to producing a new compound from mixed plastic waste.”

CEOCFO: So you are a complete solution!
Mr. Mot: “Yes, the first time that all plastics can be fully recycled potentially closed loop, meaning that the electronics industry would reuse the compound; over and over, that is the real breakthrough.”

CEOCFO: Where are you in the process of the plants being up and ready to go?
Mr. Mot: "We are doing a PIPE right now, which we expect to finalize by the end of September and then we expect the opening to be toward the end of March in Holland. In the US we expect to be in operation by the second quarter of 2008."

CEOCFO: So you are on your way.
Mr. Mot: “Absolutely, partners are rolling in with waste and we intend to be producing commercially shortly”

CEOCFO: Is your team in place for the commercialization phase?
Mr. Mot: “Most are in place in Holland. In California, we are getting started with searches for people and suitable sites; a lot will depend on our first suppliers and their location and needs. We are in the process of moving the head office out of New York to California.”

CEOCFO: Why should investors be interested now?
Mr. Mot: “We have come up with a solution that so far is the only solution for complete recycling. This activity has the potential to become the market leader in mixed plastic recycling. Our company does not only do recycling, it will produce new compounds by fusing VIRGIN POLYMERS. Several multinationals; for example in the car and packaging industry; have approached us on potential R&D programs in order to develop complete new compounds. We do have two distinct activities there. With both a global approach and market leader potential”

CEOCFO: So there is more to it?
Mr. Mot: “It is not only recycling, there is R&D and new compounds.”

CEOCFO: What should people remember most about Plastinum?
Mr. Mot: “That’s obvious, the only company bringing closed loop recycling within the mixed plastics waste market!”

This article and the interview contains information that is “forward-looking” in that it describes events and conditions which Plastinum Polymer Technologies Corp. (“Plastinum”) reasonably expects to occur in the future. Expectations for the future performance of the business of Plastinum are dependent upon a number of factors, and there can be no assurance that Plastinum will achieve the results or be able to conduct its operations as contemplated herein. Certain statements in this article and the interview using the terms "believe", "expect", "intend" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this article and the interview, including, without limitation, statements regarding our potential future plans and objectives, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in our Securities and Exchange Commission filings available at http://www.sec.gov.

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